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                                                                   Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (Registration No. 333-60053) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-43659 and 333-59205) of Building One Services Corporation of our report dated February 12, 1999, except for Note 3, which is as of March 23, 1999, appearing in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 26, 1999